UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 22, 2015 (June 22, 2015)

New Mountain Finance Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00832	27-2978010
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

787 7th Avenue, 48th Floor, New York, NY 10019

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 720-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 22, 2015, the Board of Directors of New Mountain Finance Corporation (“NMFC”)  appointed Karrie J. Jerry as the Chief Compliance Officer and Corporate Secretary of NMFC, in place of Paula A. Bosco, who previously served in such positions.

Ms. Jerry joined NMFC in 2011 and served as NMFC’s Compliance Vice President and Assistant Corporate Secretary prior to this promotion.  Before joining NMFC, Ms. Jerry served as a Compliance Associate and Assistant Corporate Secretary at Apollo Investment Corporation (“Apollo”), a business development company, from 2005 until 2011.  During her time at Apollo, Ms. Jerry also served in compliance and corporate governance oversight roles of Apollo’s other publicly listed funds, which included a real estate investment trust and another closed-end fund.  Ms. Jerry received a Bachelor of Science in Paralegal Studies from Boston University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MOUNTAIN FINANCE CORPORATION

Date: June 22, 2015	By:	/s/ Robert A. Hamwee
		Name:	Robert A. Hamwee
		Title:	Chief Executive Officer and President